Exhibit (d)(13)

SUPPLEMENT TO

ASSET ALLOCATION SUB-ADVISORY AGREEMENTS AND

SUB-ADVISORY AGREEMENTS

PIMCO FUNDS

PIMCO VARIABLE INSURANCE TRUST

840 Newport Center Drive

Newport Beach, California 92660

December 1, 2012

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO All Asset Portfolio

PIMCO All Asset All Authority Portfolio

PIMCO Fundamental IndexPLUS® TR Fund

PIMCO International Fundamental IndexPLUS® TR Strategy Fund

PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund

(each a “Fund,” collectively the “Funds”)

Dear Sirs:

This will confirm the agreement between the undersigned and you as follows:

1. As provided in the Asset Allocation Sub-Advisory Agreements between Research Affiliates, LLC, a California limited liability company (the “Sub-Adviser”) and Pacific Investment Management Company LLC (the “Adviser”), investment adviser for the Funds, dated December 1, 2010 with respect to certain series of PIMCO Funds and December 1, 2010 with respect to certain series of PIMCO Variable Insurance Trust (the “Asset Allocation Sub-Advisory Agreements”), the parties may from time to time agree in writing to set a fee other than the fee set forth in the applicable Asset Allocation Sub-Advisory Agreement.

2. As provided in the Sub-Advisory Agreement between the Sub-Adviser and the Adviser, dated October 13, 2006, and the supplement thereto dated August 16, 2011 (the “Sub-Advisory Agreements” and together with the Asset Allocation Sub-Advisory Agreements, the “Agreements”), the parties may from time to time agree in writing to set a fee other than the fee set forth in the applicable Sub-Advisory Agreement.

3. Accordingly, in connection with the Funds, the Sub-Adviser agrees to continue rendering Advisory Services, as defined and specified in the Agreements, the terms and conditions of which being hereby incorporated herein by reference, except the amount of compensation to be paid by the Adviser to the Sub-Adviser for the services provided and expenses assumed pursuant to the Agreements, which is hereby reduced as set forth below, effective as of the date of this

Exhibit (d)(13)

Supplement.

Fund	Assets Under Management (Millions)[1]	Existing Fee Rate (Average Daily Net Assets)	Fee Rate Reduction[2]	New Fee Rate (Average Daily Net Assets)
PIMCO All Asset Fund	All net assets	0.147%	0.022%	0.125%
PIMCO All Asset All Authority Fund	All net assets	0.172%	0.022%	0.15%
PIMCO All Asset Portfolio	All net assets	0.147%	0.022%	0.125%
PIMCO All Asset All Authority Portfolio	All net assets	0.172%	0.022%	0.15%
PIMCO Fundamental IndexPLUS® TR Fund	All net assets	0.12%	0.04%	0.08%
PIMCO International Fundamental IndexPLUS® TR Strategy Fund	All net assets	0.12%	0.02%	0.10%
PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund	All net assets	0.12%	0.02%	0.10%

[1]

As calculated pursuant to the applicable Agreement. For the avoidance of doubt, any assets of a PIMCO Sponsored Fund (as defined in the applicable Agreement) invested in the Fund shall be excluded when the Fund’s net assets are valued for the purpose of calculating fees payable pursuant to the rates of compensation set forth herein.

[2]

Notwithstanding the amounts of the Fee Rate Reduction set forth herein, solely for the first monthly payment of fees by Adviser to Sub-Adviser subsequent to the effectiveness of this Supplement on December 1, 2012, the Fee Rate Reduction is further reduced by an additional amount, per Fund, as follows: $2,551,746.81 (PIMCO All Asset Fund), $1,996,894.59 (PIMCO All Asset All Authority Fund), $107,096.97 (PIMCO All Asset Portfolio), $149,333.03 (PIMCO Fundamental IndexPLUS® TR Fund), $36.95 (PIMCO International Fundamental IndexPLUS® TR Strategy Fund) and $290.07 (PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund).

Exhibit (d)(13)

If the foregoing correctly sets forth the agreement between the Adviser and the Sub-Adviser, please so indicate by signing, dating and returning to the Adviser the enclosed copy hereof.

Very truly yours,

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title:	Brent R. Harris
Date:	Managing Director

ACCEPTED:

RESEARCH AFFILIATES, LLC

By:	/s/ Robert D. Arnott
Title:	Robert D. Arnott
Date:	Chief Executive Officer